As filed with the Securities and Exchange Commission on August 7, 1997
                                             Registration No. ________________
______________________________________________________________________________

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                           _______________________________

                                      FORM S-8
                               REGISTRATION STATEMENT
                                        Under
                             The Securities Act of 1933
                           _______________________________

                               AEROQUIP-VICKERS, INC.
               (Exact Name of Registrant as Specified in Its Charter)

                     OHIO                               34-4288310
       (State or Other Jurisdiction        (I.R.S. Employer Identification No.)
      of Incorporation or Organization)

                       3000 Strayer, Maumee, Ohio  43537-0050
             (Address of Principal Executive Offices Including Zip Code)

                         AEROQUIP INOAC COMPANY RETIREMENT
                           SAVINGS AND PROFIT-SHARING PLAN
                              (Full Title of the Plan)

                                   James E. Kline
                         Vice President and General Counsel
                               Aeroquip-Vickers, Inc.
                                    3000 Strayer
                              Maumee, Ohio  43537-0050
                       (Name and Address of Agent For Service)

                                   (419) 867-2200
            (Telephone Number, Including Area Code, of Agent For Service)

                           CALCULATION OF REGISTRATION FEE
==============================================================================
                                 Proposed          Proposed
Title of                         Maximum           Maximum Aggregate   Amount of
Securities to   Amount to be     Offering Price    Offering            Registration
be Registered   Registered (1)   Per Share (2)     Price (2)           Fee
______________________________________________________________________________
Common Shares,      75,000           $54.41             $54.41         $1,236.59
$5 par value
per share
==============================================================================

(1)   Pursuant to Rule 416(c) of the Securities Act of 1933 ("Securities Act"), this Registration
      Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the
      Aeroquip Inoac Company Retirement Savings and Profit-Sharing Plan (the "Plan").

(2)   Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and
      (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on July
      31, 1997, within five business days prior to filing.

                           Exhibit Index Appears on Page 7

                                       Part II

Item 3.  Incorporation of Documents by Reference

      The following documents previously filed by Aeroquip-Vickers, Inc., formerly named TRINOVA Corporation (the "Registrant"), or the Plan with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference: (1) the Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (2) the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997; (3) the Current Report on Form 8-K filed by the Registrant on April 25, 1997; (4) the description of the Registrant's Common Shares, par value $5 per share (the "Common Shares") contained in the Registration Statement filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") for purposes of registering such securities thereunder, and any amendments and reports filed for the purpose of updating that description; (5) description of the Registrant's Common Share Rights contained in the Registration Statement on Form 8-A filed January 27, 1989; and (6) the Plan's Annual Report on Form 11-K for the year ended December 31, 1996 filed simultaneously (in paper format) with this Registration Statement.

      All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

Item 4.       Description of Securities

      Not Applicable.

Item 5.       Interests of Named Experts and Counsel

      Not Applicable.

Item 6.  Indemnification of Directors and Officers

      Under Article IV of the Registrant's Amended Code of Regulations, by authority of Section 1701.13(E) of the Ohio Revised Code, the Registrant is obligated to indemnify directors, officers and salaried employees against liabilities, fines, penalties or amounts paid in settlement actually and reasonably incurred in connection with the defense of any pending or threatened action, suit or proceeding to which they are or may be a party by reason of service to or at the request of the Registrant provided that they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, for certain claims, that certain other determinations have been made. A copy of the Amended Code of Regulations was filed as an Exhibit 3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 and is incorporated herein by reference. Section 1701.13(E) of the Ohio Revised Code itself provides for mandatory indemnification of directors and officers of an Ohio corporation under certain circumstances.

      The Registrant also maintains directors' and officers' liability insurance which pays, subject to policy limitations and retentions, for loss arising from any claim against a director or officer of the Registrant or any of its wholly-owned subsidiaries by reason of a wrongful act done in his or her respective capacity, including breaches of a wrongful act done in his or her respective capacity, including breaches of duty, neglect, errors, misstatements, misleading statements and omissions. An act brought about or contributed to by dishonesty is excluded, as is an accounting for profits made from the purchase or sale of the Registrant's securities within the meaning of
Section 16(b) of the Securities Exchange Act of 1934.

Item 7.       Exemption from Registration Claims

      Not Applicable.

Item 8.  Exhibits

      4(a) Amended Articles of Incorporation (amended April 17, 1997) of the Registrant (filed as Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference).

      4(b) Amended Code of Regulations (amended April 21, 1988) of the Registrant (filed as Exhibit 3 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference).

      4(c)   The Plan.

      4(d)   First Amendment to the Plan.

      4(e)   Second Amendment to the Plan.

      4(f)   Third Amendment to the Plan.

      4(g) Rights Agreement, dated January 26, 1980, by and between the Registrant (formerly named TRINOVA Corporation) and First Chicago Trust Company of New York (filed as Exhibit 2 to Form 8-A filed January 27, 1989 and incorporated herein by reference), as amended by the First Amendment to Rights Agreement (filed as Exhibit 5 to Form 8 filed on July 1, 1992 and incorporated herein by reference).

      5      Internal Revenue Service Determination Letter

      23     Consent of Independent Auditors.

      24     Power of Attorney.

Item 9.  Undertakings

      (a)    The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration

                          Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
             Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
             Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maumee, State of Ohio, on August 7, 1997.


                                             AEROQUIP-VICKERS, INC.



                                       By:   /S/ DARRYL F. ALLEN
                                             Darryl F. Allen, Chairman of the
                                             Board, President
                                             and Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


      Signature                      Title                       Date



/S/DARRYL F. ALLEN        Director, Chairman of the Board,     August 7, 1997
Darryl F. Allen           President and Chief Executive
                          Officer
                          (Principal Executive Officer)



/S/ DAVID M. RISLEY       Vice President-Finance and           August 7, 1997
David M. Risley           Chief Financial Officer
                          (Principal Financial Officer)



/S/ GREGORY R. PAPP       Corporate Controller                 August 7, 1997
Gregory R. Papp           (Principal Accounting Officer)



Purdy Crawford, Director; Joseph C. Farrell, Director; David R. Goode, Director; Paul A. Ormond, Director; John P. Reilly, Director; William R. Timken, Jr., Director.



August 7, 1997                       By:     /S/  JAMES E. KLINE
                                             James E. Kline
                                             Attorney-in-Fact

      The Plan. Pursuant to the requirement of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maumee, State of Ohio, on the 7th day of August, 1997.



                                       AEROQUIP INOAC COMPANY RETIREMENT
                                       SAVINGS AND PROFIT SHARING PLAN


                                       By:   Administrative Committee



                                             By:    /S/ ED BROWNLEE
                                                    Ed Brownlee
                                                    Committee Member



                                             By:    /S/ JAN HUGHETT
                                                    Jan Hughett
                                                    Committee Member



                                             By:    /S/ MIKE BEEBE
                                                    Mike Beebe
                                                    Committee Member